UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 18, 2005


                       American Locker Group Incorporated
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                  0-439                   16-0338330
 ----------------------------      --------------          -------------------
 (State or other jurisdiction      (Commission             (IRS Employer
  of incorporation)                File Number)            Identification No.)


           608 Allen Street, Jamestown, New York       14701
          ---------------------------------------   ------------
          (Address of principal executive offices)   (Zip code)


       Registrant's telephone number, including area code: (716) 664-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04  Triggering Events that Accelerate or Increase a Direct Financial
           Obligation or an Obligation under an Off-Balance Sheet Arrangement

     On March 18, 2005, American Locker Group Incorporated (the "Company") received a letter from Manufacturers and Traders Trust Company ("M&T Bank"), the Company's bank lender, stating that M&T Bank believes that an event of default has occurred under the Term Loan Agreement between the Company and M&T Bank (the "Term Loan Agreement") as a result of a material adverse change in the "business, operations or condition (financial statement or otherwise)" of the Company stemming from the non-renewal of the Cluster Box Unit contract between the Company and the United States Postal Service. As of March 21, 2005, the Company and its subsidiaries were indebted to M&T Bank in the principal amount of approximately $6,400,000.

     The letter from M&T Bank further states that "while the Bank is not declaring an Event of Default at this time and is not exercising its rights and remedies as set forth in the General Security Agreement, other loan documents executed in connection with the Term Loans, or rights and remedies the Bank may otherwise have at law or equity, the Bank is reserving any and all rights it may have to declare this or any other default at a later date."

















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

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AMERICAN LOCKER GROUP INCORPORATED


                                          By: /s/ Edward F. Ruttenberg
                                              --------------------------
                                              Edward F. Ruttenberg
                                              Chairman and
                                              Chief Executive Officer

Dated:  March 22, 2005


















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